                             EXHIBIT 10.3.1


































                                  EXH 10.3.1

                           FIRST AMENDMENT TO THE
                             AFLAC INCORPORATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     THIS FIRST AMENDMENT to the AFLAC Incorporated Supplemental Executive Retirement Plan (the "Plan") is hereby adopted by AFLAC Incorporated (the "Company") effective as of the date indicated herein.

                                 WITNESSETH:

     WHEREAS, the Company currently maintains the Plan as an unfunded, nonqualified deferred compensation plan; and

     WHEREAS, pursuant to Section 7.1 of the Plan, the Compensation Committee of the Board of Directors of the Company (the "Committee") has the right to amend the Plan at any time; and

     WHEREAS, the Committee desires to coordinate the provisions of the Plan with the provisions of the AFLAC Incorporated Executive Deferred Compensation Plan (the "Deferred Compensation Plan") to ensure that the benefit payable to eligible employees under the provisions of the Plan is not diminished as a result of any deferrals of compensation made under the Deferred Compensation Plan by such eligible employees.

     NOW THEREFORE, the Committee hereby amends the Plan effective, as of January 1, 1999 as follows:

1. Section 1.4 is hereby amended by deleting said section in its entirety and by substituting in lieu thereof the following:

     1.4 ANNUAL COMPENSATION means the amount actually paid to a Participant during a relevant calendar year as wages, salaries for professional services, and cash bonuses. Annual Compensation for a relevant calendar year shall also include compensation (i) contributed by the Company on behalf of a Participant pursuant to a salary reduction agreement which is not includable in the gross income of the Participant under Code Sections 125, 402(a)(8) and 402(h), or (ii) deferred by the Company on behalf of a Participant pursuant to a salary reduction agreement under the AFLAC Incorporated Executive Deferred Compensation Plan.

2. Except as amended herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its authorized officer to execute this Amendment as of the date shown below, but effective as of the date indicated herein.

                                       AFLAC INCORPORATED


                                       By:   /s/ Joey M. Loudermilk
                                           -------------------------------
                                       Title:  Senior Vice President
                                             -----------------------------
                                       Date:   February 9, 1999
                                             -----------------------------
                                 EXH 10.3.1-1